On September 13, 2004, the Board of Trustees of the Wells Fargo Funds
     Trust and the Board of Directors of the Strong Funds ("Strong Funds") approved an Agreement and Plan of Reorganization providing for the reorganization of certain Strong Funds into the Funds.
       Effective at the close of business on April 8, 2005, the following Acquiring Funds ("Acquiring Funds") acquired all of the net assets of the following Target Funds ("Target Funds") through a tax-free exchange under section 368 of the Internal Revenue Code.


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Acquiring Fund                                                   Target Fund
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Wells Fargo Advantage Discovery Fund Investor Class              Strong Discovery Fund Investor Class
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Wells Fargo Advantage Discovery Fund Administrator Class         New
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